Exhibit 10.1

LAND OPTION PURCHASE AGREEMENT

THIS LAND OPTION PURCHASE AGREEMENT (the “Agreement”) is made, dated and effective as of November 5, 2025 (the “Effective Date”) by and between New Era Energy & Digital Inc., a Nevada corporation, located at 4501 Santa Rosa Drive, Midland, Texas 79707 (“Purchaser”), and Pearce Land & Cattle, LLC, a New Mexico limited liability company, having an address at 120 Eclipse Loop, Caprock, New Mexico 88213 (“Seller”).

IN CONSIDERATION of the sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) (the “Initial Option Fee”), Seller grants to Purchaser for the period (the “Initial Option Period”, as the same may be extended in accordance with this Agreement) beginning on the Effective Date and ending two (2) years after the Effective Date (the “Expiration Date”), the exclusive right and option of purchasing the surface estate of that certain real property located in Lea County (the “County”), State of New Mexico, as more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”), for the purposes set forth herein. Purchaser shall pay to Seller the Initial Option Fee set forth above within 10 days after the Effective Date.

Purchaser’s option (the “Option”) is subject to all of the terms, covenants and conditions set forth in this Agreement as follows:

1. Memorandum of Option: Seller and Purchaser agree to execute a Memorandum of Land Option Purchase Agreement in the form attached as Exhibit B hereto (the “Memorandum”). Purchaser may record the Memorandum at Purchaser’s expense. In the event the option to purchase provided for herein is not exercised in a timely manner or otherwise expires by the terms contained herein, Purchaser shall provide to Seller a Notice of Termination of Land Option Purchase Agreement, in recordable form, within fifteen (15) days of such termination.

2. Exercise Date: If Purchaser elects to exercise the Option as to all or any portion of the Property, Purchaser must deliver to Seller its written notice of exercise in substantially the same form as set forth in Exhibit C and such written notice will identify the portion of the Property with respect to which Purchaser is exercising the Option, which may be comprised of all or any part of one or more lots, tracts, or parcels of the Property. The notice of exercise will be delivered in accordance with Section 12.2. The “Exercise Date” shall be the date when the notice of exercise is deemed duly given as set forth in Section 12.2 and such Exercise Date shall be on or before the Expiration Date, as may be extended.

3. Option Period Extension:

3.1. Purchaser may at its sole discretion extend the Initial Option Period as follows:

(a) At any time prior to the Expiration Date, Purchaser may extend the Initial Option Period by an additional twelve (12) month period (the “Second Option Period”) by paying a “Second Option Fee” of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00). Purchaser shall remit the Second Option Fee directly to Seller prior to the Expiration Date. Upon remittance of the Second Option Fee to Seller, the Expiration Date and the Initial Option Period shall be deemed extended to the date being three (3) years after the Effective Date (the “Second Period Option Expiration Date”); and,

(b) At any time prior to the Second Period Option Expiration Date, Purchaser may extend the Second Option Period by an additional twelve (12) month period (the “Third Option Period” and together with the Initial Option Period and Second Option Period, if extended, collectively, the “Option Period”) by paying a “Third Option Fee” of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00). Purchaser shall remit the Third Option Fee directly to Seller prior to the Second Period Option Expiration Date. Upon remittance of the Third Option Fee to Seller, the Expiration Date and the Initial Option Period shall be deemed extended to the date being four (4) years after the Effective Date (the “Third Period Option Expiration Date”).

3.2. For the avoidance of doubt, Purchaser may at its sole discretion pay one or more of the aforementioned fees in Section 3.1 in advance, and upon such payment the Option Period shall be extended as set forth in Section 3.1 above.

3.3. The Initial Option Fee, the Second Option Fee, and the Third Option Fee are collectively referred to herein as the “Option Fees”.

3.4. The Option Fees shall not be refundable, except as explicitly set forth herein. The Option Fees shall be applied as earnest money towards the Purchase Price.

4. Representations and Warranties of Seller:

4.1. Seller represents and warrants to Purchaser that:

(a) Seller represents and warrants to Purchaser that Seller has the full power, authority and legal right under all applicable laws and its organizational documents to enter into this Agreement. The person who has executed this Agreement on behalf of Seller has the appropriate authority to bind Seller to the terms of this Agreement.

(i) There is no litigation pending to which Seller or any of its affiliates is a party that, if adversely determined, would have a material adverse effect on Seller’s ability to perform its obligations under this Agreement.

4.2. The representations and warranties set forth in this section are continuing and will be true and correct as of the Date of Closing with the same force and effect as if made at that time. All the representations and warranties will survive the Date of Closing for a period of six (6) months and will not be merged in the delivery and execution of the deed or other instruments of conveyance called for in this Agreement.

5. Representations and Warranties of Purchaser:

5.1. Purchaser represents and warrants to Seller that:

(a) Purchaser is duly organized and validly existing as a corporation under the laws of the state of its organization.

(b) Purchaser has the full power, authority and legal right under all applicable laws and its organizational documents to enter into this Agreement with Seller. The person who has executed this Agreement on behalf of Purchaser has the appropriate authority to bind Purchaser to the terms of this Agreement.

(c) The execution, delivery and performance of this Agreement by Purchaser will not result in any breach of or under any instrument, agreement, contract or other document to which Purchaser is a party or by which it or its properties are bound.

5.2. The representations and warranties set forth in this section are continuing and will be true and correct as of the Date of Closing with the same force and effect as if made at that time. All the representations and warranties will survive the Date of Closing for a period of six (6) months and will not be merged in the delivery and execution of the deed or other instruments of conveyance called for in this Agreement.

6. Option Period: During the Option Period:

6.1 Within eighteen (18) months of the Effective Date, the Purchaser, may obtain: (i) a survey of the Property prepared by a surveyor duly licensed in the State in which the Property is located (the “Survey”); and, (ii) an ALTA Form B title commitment (the “Commitment”) for an owner’s title insurance policy issued by First American Title Insurance Company of Hobbs, New Mexico (the “Title Company”). If the Commitment or Survey contain exceptions that that are unacceptable to Purchaser, then Purchaser shall provide a written list of the objections in reasonable detail (the “Title Objections”) to Seller (the “Title Notice”) not later than thirty (30) days prior to the Expiration Date. Seller will have fifteen (15) days after the date of Seller’s receipt of Purchaser’s Title Notice in which to elect to cure the Title Objections. Seller shall have no obligation to cure any Title Objection unless Seller expressly undertakes such an obligation by a written notice to Purchaser. If Seller did not elect to cure or fails to cure a Title Objection that it has elected to cure, as its sole remedy, Purchaser may terminate this Agreement prior to the expiration of the Initial Option Period and receive a refund of the Initial Option Fee paid and no Party shall thereafter have any further duties, rights or obligations hereunder, except for those that expressly survive termination of this Agreement. In the event Purchaser shall elect to obtain a survey or title commitment during the Initial Option Period, any title exceptions or survey matters revealed therein and not objected to by Purchaser during the Initial Option Period shall be deemed “Permitted Exceptions”. In the event Purchaser shall elect not to obtain a survey or a title commitment prior to the expiration of the Initial Option Period, the Initial Option Fee shall be non-refundable.

6.2 Within six (6) months of the commencement of the Second Option Period, the Purchaser may obtain a survey and commitment as provided in Section 6.1 above. If the Commitment or Survey obtained during the Section Option Period shall contain exceptions that that are unacceptable to Purchaser, then Purchaser shall provide a written list of the objections in reasonable detail (the “Second Option Period Title Objections”) to Seller (the “Second Option Period Title Notice”) not later than thirty (30) days prior to the Second Period Option Expiration Date. Seller will have fifteen (15) days after the date of Seller’s receipt of Purchaser’s Second Option Period Title Notice in which to elect to cure the Second Option Period Title Objections. Seller shall have no obligation to cure any Second Option Period Title Objection unless Seller expressly undertakes such an obligation by a written notice to Purchaser. If Seller did not elect to cure or fails to cure a Second Option Period Title Objection that it has elected to cure, as its sole remedy, Purchaser may terminate this Agreement prior to the Second Period Option Expiration Date and receive a refund of the Second Option Fee paid and no Party shall thereafter have any further duties, rights or obligations hereunder, except for those that expressly survive termination of this Agreement. In the event Purchaser shall elect to obtain a survey or title commitment during the Second Option Period, any title exceptions or survey matters revealed therein and not objected to by Purchaser during the Second Option Period shall be deemed Permitted Exceptions. In the event Purchaser shall elect not to obtain a survey or a title commitment prior to the Second Period Option Expiration Date, the Second Option Fee shall be non-refundable.

6.3 Within six (6) months of the commencement of the Third Option Period, the Purchaser may obtain a survey and commitment as provided in Section 6.1 above. If the Commitment or Survey obtained during the Third Option period shall contain exceptions that that are unacceptable to Purchaser, then Purchaser shall provide a written list of the objections in reasonable detail (the “Third Option Period Title Objections”) to Seller (the “Third Option Period Title Notice”) not later than thirty (30) days prior to the Third Period Option Expiration Date. Seller will have fifteen (15) days after the date of Seller’s receipt of Purchaser’s Third Option Period Title Notice in which to elect to cure the Third Option Period Title Objections. Seller shall have no obligation to cure any Third Option Period Title Objection unless Seller expressly undertakes such an obligation by a written notice to Purchaser. If Seller did not elect to cure or fails to cure a Third Option Period Title Objection that it has elected to cure, as its sole remedy, Purchaser may terminate this Agreement prior to the Third Period Option Expiration Date and receive a refund of the Third Option Fee paid and no Party shall thereafter have any further duties, rights or obligations hereunder, except for those that expressly survive termination of this Agreement. In the event Purchaser shall elect to obtain a survey or title commitment during the Third Option Period, any title exceptions or survey matters revealed therein and not objected to by Purchaser during the Third Option Period shall be deemed Permitted Exceptions. In the event Purchaser shall elect not to obtain a survey or a title commitment prior to the Third Period Option Expiration Date, the Third Option Fee shall be non-refundable.

7. Studies and Investigations:

7.1. Within twenty (20) days after receipt of a written request from Purchaser, Seller shall deliver to Purchaser the following documents that are in Seller’s possession or control:

(a) copies of area surveys, environmental assessment reports, engineering and environmental impact studies, and all other studies and reports relating to the Property that are in Seller’s possession or control;

(b) copies of all notices from governmental entities affecting the Property, including copies of the last two (2) years Property assessment and tax bills; and

(c) copies of all documents creating third party rights in the Property, including those recorded against the Property that will be Permitted Exceptions.

7.2. Purchaser and any person or persons selected by Purchaser may, upon notice to Seller, enter onto the Property for the purpose of conducting any studies and investigations of the Property that Purchaser deems appropriate. The studies and investigations, and any work on the Property related thereto, shall be conducted and completed in a good and workmanlike manner and may include without limitation, physically inspecting the Property (including drilling, auguring, digging or other intrusive testing of surface water, groundwater, soil, rock or other environmental media or surface and subsurface geologic features) and reviewing Seller’s records concerning the Property, which records shall be made reasonably available to Purchaser. Purchaser will promptly pay the charges for any studies and investigations and agrees to defend, indemnify and hold Seller harmless from any loss or damage incurred by or any claims against Seller arising from or related to Purchaser’s, or its employees’, contractors’, or other agents’ or representatives’ entry to the Property for the foregoing purposes or otherwise exercising Purchaser’s rights under this Section 7. If any such studies or investigations, or any work related thereto, shall cause damage to the Property, Purchaser, at its sole cost and expense, shall promptly repair any damage caused by the inspections and/or test performed hereunder.

8. Purchase Terms:

8.1. Purchase Price. The purchase price for the Property shall be SEVENTY MILLION AND 00/100 DOLLARS ($70,000,000.00) (the “Purchase Price”). The Purchase Price shall be payable as follows:

(a) The total Option Fees paid to Seller shall be applied as earnest money under this Agreement applicable to the Purchase Price.

(b) The remainder of the Purchase Price shall be paid to Seller at Closing, defined below.

8.2. Title To Be Delivered; “As Is, Where Is” Purchase. EXCEPT FOR THE WARRANTY OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED AND EXCEPT FOR SECTION 4 ABOVE, IF CLOSING OCCURS SELLER IS SELLING THE PROPERTY “AS IS, WHERE IS AND WITH ALL FAULTS” AS OF THE CLOSING AND PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER DOES NOT MAKE ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, AT LAW, BY STATUTE OR IN EQUITY, WITH RESPECT TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND, IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THERE ARE NO COLLATERAL AGREEMENTS, CONDITIONS, REPRESENTATIONS OR WARRANTIES MADE BY SELLER, EXPRESS OR IMPLIED, ARISING AT LAW, BY STATUTE OR IN EQUITY OR OTHERWISE WITH RESPECT TO: (A) THE SIZE, STATE, INTEGRITY, FITNESS, USEFULNESS, SUITABILITY, USE (PAST, PRESENT OR FUTURE), PURPOSE, SERVICEABILITY OR MERCHANTABILITY OF THE BUSINESS OR ANY OF THE PROPERTY, (B) COMPLIANCE WITH ANY APPLICABLE LAWS, ENVIRONMENTAL LAW, AND GOVERNMENTAL REGULATIONS, VALIDITY OR STATUS OF ANY CLAIMS OR POTENTIAL CLAIMS IN CONNECTION WITH ANY OF THE ACQUISITION ASSETS, (C) THE STATE OF REPAIR OF THE PROPERTY, INCLUDING LATENT OR PATENT DEFECTS, AND/OR (D) THE VALUE OF THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER HEREBY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE CONDITION OF THE PROPERTY (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

8.3. Risk of Loss. Until Closing, Seller shall bear all risk of loss to the Property. Seller shall deliver the Property to Purchaser in substantially the same condition on the Date of Closing as it was on the Exercise Date, ordinary wear and tear and any damage caused by Purchaser excepted.

8.4. Condemnation. If, prior to the Date of Closing, all or a portion of the Property is the subject of an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent, Purchaser, at its sole election, has the right to (i) terminate this Agreement at any time by giving written notice of such termination to Seller, and Purchaser shall be entitled to a refund of any Option Fees theretofore paid, or (ii) do one or more of the following: (a) proceed to Closing without any reduction in the Purchase Price, and Seller will assign all proceeds received by Seller in respect of the condemnation to Purchaser on the Date of Closing, and/or (b) contest such condemnation proceeding with Seller reasonably cooperating.

8.5. Closing. The consummation of the transaction for the Purchaser’s acquisition of all or a portion of the Property from the Seller (the “Closing”) will take place sixty (60) days following the Exercise Date or on such earlier date as Seller and Purchaser may mutually agree (the “Date of Closing”). Both Parties will submit their respective Closing documents and funds to the Title Company as escrowee. Possession of the Property will be delivered to Purchaser on the Date of Closing and, subject to Seller’s representations and warranties set forth herein, Closing shall constitute Purchaser’s acceptance of the Property in its then existing “as is, where is” condition.

8.6. Seller’s Obligations at Closing. At Closing, and subject to the terms, conditions, and provisions hereof and the performance by Purchaser of its obligations as set forth below, Seller must:

(a) Execute, acknowledge and deliver to Purchaser a special warranty deed to the Property in recordable form conveying to Purchaser marketable fee simple title to the Property and all rights appurtenant thereto, subject only to the Permitted Exceptions.

(b) Deliver to Purchaser an affidavit of Seller:

(i) identifying Seller as the owner of the Property;

(ii) stating that all work, labor, services and materials furnished to or in connection with the Property at the request of Seller have been fully paid for so that no mechanic’s, materialmen’s, or similar lien may be filed against the Property; and

(c) Provide for such other matters as to Seller’s organization and authority to deliver the special warranty deed as the Title Company reasonably requires in order to issue its extended coverage owner’s policy in accordance with the terms and conditions of the Commitment.

(d) Satisfy any existing mortgage, deed of trust or other indebtedness secured by a lien on the Property, from the proceeds of Closing and additional cash if necessary.

(e) Deliver to Escrow Agent any other documents required by this Agreement or as may be reasonably requested by the Title Company to consummate the transaction contemplated by this Agreement or to permit the Title Company to issue its owner’s policy in accordance with the terms and conditions of the Commitment.

8.7. Purchaser’s Obligations at Closing. At Closing, and subject to the terms, conditions, and provisions hereof and the performance by Seller of its obligations as set forth above, Purchaser must:

(a) Deliver to Seller the balance of the Purchase Price then due and payable.

(b) Execute and deliver to Seller all other documents required by this Agreement or as may be reasonably requested by the Title Company to consummate the transaction contemplated by this Agreement or to permit the Title Company to issue its owner’s policy in accordance with the terms and conditions of the Commitment.

8.8. Closing Costs. The following costs and expenses shall be paid as follows in connection with the Closing:

(a) Seller’s Closing Costs. Seller will pay the following costs in connection with the Closing:

(i) Any deed or transfer taxes required or due upon delivery or recording of the special warranty deed to Purchaser.

(ii) Seller’s attorneys’ fees.

(iii) Any indebtedness secured by a mortgage or deed of trust on the Property, past due taxes, federal or state tax liens or judgment liens against the Property.

(iv) The cost of recording the satisfaction of any existing mortgage or deed of trust and any other document necessary to make title marketable.

(b) Purchaser’s Closing Costs. Purchaser will pay the following costs in connection with the Closing:

(i) The cost of the Commitment.

(ii) The cost of the Survey.

(iii) The premium for a standard form of owner’s title policy with extended coverage.

(iv) Any filing fee to record the special warranty deed.

(v) Purchaser’s attorneys’ fees.

(vi) Any closing fee charged by Title Company.

8.9. Prorations. The following prorations (including any expenses accrued but unpaid) will be made as of the Date of Closing by credits or debits to Purchaser against the Purchase Price:

(a) Real estate taxes and special assessments as provided below.

(b) Income and expenses relating to the Property, if any (Seller shall be deemed the Property owner on the Date of Closing for income and expenses proration purposes).

8.10 IRS Form W-9. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have no obligation to make any payment to Seller otherwise required under this Agreement until Seller has returned to Purchaser a completed Internal Revenue Service Form W-9, such Form W-9 to either (i) have been provided by Purchaser to Seller prior to execution of this Agreement or (ii) be provided by Purchaser to Seller promptly upon execution of this Agreement.

9. Taxes and Special Assessments. Seller will pay the real estate taxes and special assessments relating to the Property which are assessed with respect to the calendar years prior to the year in which the Closing takes place (including any deferred taxes payable as a result of the Closing, if any) and its pro rata share of the real estate taxes assessed with respect to the year of Closing, based on the ratio that the number of days from January 1st of the year of Closing through the Date of Closing bears to three hundred sixty-five (365) days. Seller will pay all existing, deferred, levied and pending special assessments against the Property due and payable as of the Date of Closing (including any special assessments certified to the current or future year’s taxes). The balance of the real estate taxes assessed in respect of the year of Closing and thereafter will be paid by Purchaser.

10. Brokerage. The Seller represents and warrants to Purchaser that it has not engaged the services of any other broker in connection with the sale and purchase contemplated by this Agreement. Seller agrees to indemnify and hold Purchaser harmless from any claim made by the above-referenced broker and any other broker or sales agent or similar party who claims to have dealt with Seller for a commission due or alleged to be due on this transaction. Purchaser represents and warrants to Seller that it has not engaged the services of any broker in connection with the sale and purchase contemplated by this Agreement. Purchaser agrees to indemnify and hold Seller harmless from any claim made by any broker or sales agent or similar party who claims to have dealt with Purchaser for a commission due or alleged to be due on this transaction.

11. Default.

11.1. If Seller fails to perform its obligations hereunder, including complying with Seller’s representations and warranties contained herein, for any reason except Purchaser’s default or the failure of Purchaser to satisfy any conditions to Seller’s obligations, Purchaser may:

(a) enforce the specific performance of this Agreement, which action must be commenced within one (1) year of the date of Seller’s failure or default; or

(b) cancel and terminate this Agreement and be relieved of its obligations hereunder; or

(c) exercise its rights in equity and at law.

In the event Purchaser cancels and terminates this Agreement due to a material breach of Seller’s representations and warranties contained herein or Seller’s failure to perform its obligations under Section 8 hereof, Purchaser shall be entitled to the return of any Option Fee paid to Seller in addition to its remedies at law and in equity. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller shall impair the right or remedy or be construed as a waiver of any previous or subsequent breach. The waiver by Purchaser of any condition or the breach of any other term, covenant, or condition shall not constitute a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition. All rights, powers, options or remedies afforded to Purchaser under this Agreement or by law or equity are cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar any other rights, powers, options or remedies allowed under this Agreement or by applicable law.

11.2. If Purchaser fails to perform its obligations hereunder (including failure to timely pay any Option Fees) for any reason except Seller’s default or the failure of Seller to satisfy any conditions to Purchaser’s obligations, Seller shall be entitled to retain all Option Fees paid as liquidated damages as its sole and exclusive remedy and then cancel and terminate this Agreement in the manner provided by applicable law. No delay or omission in the exercise of any right or remedy accruing to Seller upon any breach by Purchaser shall impair the right or remedy or be construed as a waiver of any previous or subsequent breach. The waiver by Seller of any condition or the breach of any other term, covenant or condition shall not constitute a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition.

12. Miscellaneous. The following general provisions govern this Agreement:

12.1. Governing Law. This Agreement is made and executed under and in all respects is governed and construed under the laws of the State of New Mexico. In the event of any litigation between the parties, venue shall lie solely with the District Court of Lea County, New Mexico.

12.2. Notices. Any notice required to be given to Seller or Purchaser pursuant to this Agreement must be in writing and is deemed duly given: (i) on the date of personal delivery; (ii) one day following dispatch by Federal Express or equivalent; or, (iii) three (3) days following mailing by certified or registered mail, postage prepaid, return receipt requested, to the respective addresses of the Parties set out below:

Seller: Pearce Land & Cattle, LLC Attn: Ben Pearce 120 Eclipse Loop Caprock, New Mexico 88213 benjaminpearce@pearceranches.com	Purchaser: New Era Energy & Digital Inc. Attn: E. Will Gray II, Chairman and CEO 4501 Santa Rosa Dr. Midland, Texas 79707 will@newerainfra.ai

12.3. Amendments. This Agreement may be amended only by a written instrument signed by Seller and Purchaser.

12.4. Assignment. Purchaser may only assign its rights under this Agreement to any person or entity that controls, is controlled by, or under common control with Purchaser. No such assignment shall release Purchaser from any obligation or liability under this Agreement. Any assignment in contravention of this provision shall be void.

12.5. Successors and Assigns. This Agreement shall run with the land and shall inure to the benefit of and shall be binding upon the Parties, shall be binding upon their respective successors and permitted assigns and shall inure to the benefit of and be enforceable only by such successors and permitted assigns that have succeeded or which have received such assignment in the manner permitted by this Agreement.

12.6. Time is of the Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

12.7. Relationship of the Parties. Nothing in this Agreement shall be construed so as to make the Purchaser a partner, agent, joint–venturer, landlord or tenant of the Seller.

12.8. Entire Agreement. This Agreement sets forth the entire understanding of the Parties and may be amended, modified or terminated only by a document signed by the Parties.

12.9. Counterparts. For the convenience of the Parties, any number of counterparts of this Agreement may be executed and each such executed counterpart is deemed an original, but all the counterparts together constitute one and the same Agreement.

12.10. Confidentiality. Neither Party, unless required pursuant to a subpoena properly issued by a court of competent jurisdiction or NMSA 1978 Section 7-38-12, shall disclose any information relating to this Agreement to any third party, except to agents, employees or independent contractors advising or assisting Purchaser or Seller with the transaction contemplated hereby. Except as otherwise required by applicable law or stock exchange rules, there shall be no press release or other publicity regarding this transaction without the prior written consent of both Parties. The provisions of this Section 12.10 shall survive Closing or termination of the Agreement.

12.11. Right to Structure 1031 Exchange. Purchaser and Seller shall each have the right to arrange and effect the closing of the purchase or sale (as the case may be) of the Property in connection with a simultaneous or non-simultaneous exchange for other property of like kind pursuant to Section 1031 of the Internal Revenue Code. The party seeking the exchange shall be responsible for the preparing of the documents required to effect the exchange and for paying any additional closing, title or other fees incurred in connection with the exchange. The sale of the Property is not conditioned upon either party’s ability to effect an exchange, and the closing date as provided herein shall not be adjusted to accommodate an exchange. Neither party shall have any liability to the other party regarding an exchange contemplated by a party, including, but not limited to: (i) any tax consequences for the failure of the exchange to be recognized as a valid exchange; (ii) a closing not occurring within the exchanging party’s required time limitations; or (iii) the closing not occurring. The failure of the transaction contemplated hereby to be a qualified exchange for one party shall not in any way be an event of default by the other party.

[signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year set forth above.

SELLER:	PURCHASER:

Pearce Land & Cattle, LLC,	New Era Energy & Digital, Inc.,
a New Mexico limited liability company	a Nevada corporation

By:	/s/ Benjamin Pearce	By:	/s/ E. Will Gray II
Name:	Benjamin Pearce	Name:	E. Will Gray II
Title:	Managing Member	Title:	Chairman and Chief Executive Officer

EXHIBIT A

TO

LAND OPTION PURCHASE AGREEMENT

Description of Property

TOWNSHIP 12 SOUTH. RANGE 32 EAST, N.M.P.M., in the County of Lea and State of New Mexico:

SURFACE ESTATE ONLY

SECTION 3: LOTS 3 AND 4, S/2 NW/4 & SW/4

SECTION 4: ALL

SECTION 5: LOTS 1 AND 2, S/2 NE/4 & SE/4

SECTION 8: E/2

SECTION 9: ALL

SECTION 10: ALL

SECTION 16: ALL

A-1

Exhibit B

TO

LAND OPTION PURCHASE AGREEMENT

[See Attached]

Prepared by and after recording return to:

______________

______________

______________

______________

ATTN: ______________

MEMORANDUM OF LAND OPTION PURCHASE AGREEMENT

This instrument memorializes the fact that New Era Energy & Digital, Inc., a Nevada corporation, located at 4501 Santa Rosa Dr., Midland, Texas 79707 (“Purchaser”), and Pearce Land & Cattle, LLC, a New Mexico limited liability company, located at 120 Eclipse Loop, Caprock, New Mexico 88213, (“Seller”), have entered into that certain Land Option Purchase Agreement dated ___________________, 2025 (the “Agreement”) concerning the real property in the County of Lea, State of New Mexico described in Exhibit A attached hereto (the “Property”).

Under the terms of the Agreement, which is in full force and effect, Purchaser has the exclusive option to purchase the Property from Seller for the price specified therein. The Agreement expires no later than two (2) years after Agreement date specified above, including rights to extend that date, although the closing of the purchase of the Property may occur within sixty (60) days after such date. If a deed from Seller to Purchaser has not been recorded by _____________, 2029, then this Memorandum of Land Option Purchase Agreement shall automatically be null and void and of no further force and effect. This Memorandum of Land Option Purchase Agreement may also be terminated of record by the recording of a quitclaim deed or other instrument evidencing such termination signed by Seller and Purchaser and recorded in the Lea County, New Mexico records.

[signatures on following page]

SELLER:

Pearce Land & Cattle, LLC,

a New Mexico limited liability company

By:	/s/ Benjamin Pearce
Name:	Benjamin Pearce
Title:	Managing Member

ACKNOWLEDGMENT OF SELLER

STATE OF NEW MEXICO	)
) SS.
COUNTY OF CHAVEZ	)

Personally came before me this 5th day of November, 2025, Benjamin Pearce, who executed the foregoing instrument as Managing Member of Pearce Land & Cattle, LLC, a New Mexico limited liability company, and acknowledged the same on behalf of such entity.

(S E A L)

Name:	Kay Srader
Notary Public, State of New Mexico
My Commission Expires: 11-30-27

PURCHASER:
New Era Energy & Digital, Inc., a Nevada corporation

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chairman and Chief Executive Officer

ACKNOWLEDGMENT OF PURCHASER

STATE OF TEXAS	)
) SS.
COUNTY OF MIDLARD	)

Personally came before me this _5th_ day of November , 2025, E. Will Gray II, who executed the foregoing instrument as Chairman and Chief Executive Officer of New Era Energy & Digital, Inc., a Nevada corporation, and acknowledged the same on behalf of such entity.

(S E A L)

Name:	Shaye Farris
Notary Public, State of Texas
My Commission Expires: May 25, 2027

EXHIBIT A

TO

MEMORANDUM OF LAND OPTION PURCHASE AGREEMENT

Description of Property

TOWNSHIP 12 SOUTH. RANGE 32 EAST, N.M.P.M., in the County of Lea and State of New Mexico:

SURFACE ESTATE ONLY

SECTION 3: LOTS 3 AND 4, S/2 NW/4 & SW/4

SECTION 4: ALL

SECTION 5: LOTS 1 AND 2, S/2 NE/4 & SE/4

SECTION 8: E/2

SECTION 9: ALL

SECTION 10: ALL

SECTION 16: ALL

Ex A-1

EXHIBIT C

TO

LAND OPTION PURCHASE AGREEMENT

Notice of Exercise

Date:___________

Pearce Land & Cattle, LLC

Attn: _______________________

_______________________

_______________________

_______________________

Re: Notice of Exercise of Option to Purchase the Property described in the Land Option Purchase Agreement, dated ________________, 2025 (the “Agreement”)

Dear _______________:

In accordance with Section 2 of the Agreement, New Era Energy & Digital, Inc., a Nevada corporation, hereby exercises its option to purchase the real property described on Exhibit A attached hereto in accordance with the terms of the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. Please execute and return to the undersigned the acknowledgment to this letter.

Regards,

New Era Energy & Digital, Inc,

a Nevada corporation

By:
Name:	E. Will Gray II
Title:	Chairman and Chief Executive Officer

Acknowledged this ____ day of ______________.

Signature:__________________________

Name: _______________

Title: ______________ of Pearce Land & Cattle, LLC

C-1

Exhibit A to Notice of Exercise

[to be inserted]

C-2